Exhibit 2.1



                        AGREEMENT AND PLAN OF MERGER


                                by and among


                              STEELCASE INC.,


                            PV ACQUISITION, INC.


                                    and


                           POLYVISION CORPORATION


                                   dated


                              August 24, 2001


         (conformed as per Amendment No. 1, dated October 15, 2001)










                             TABLE OF CONTENTS
                                                                          Page

Index of Defined Terms................................................Index - i

ARTICLE I

THE MERGER; EFFECTIVE TIME; CLOSING..........................................2
      Section 1.1       The Merger...........................................2
      Section 1.2       Effective Time.......................................2
      Section 1.3       Closing..............................................2
      Section 1.4       Effects of the Merger................................2

ARTICLE II

THE SURVIVING CORPORATION....................................................3
      Section 2.1       Certificate of Incorporation.........................3
      Section 2.2       By-laws..............................................3
      Section 2.3       Directors and Officers of the
                        Surviving Corporation................................3

ARTICLE III

CONVERSION OF SECURITIES.....................................................3
      Section 3.1       Conversion of Shares.................................3
      Section 3.2       Appraisal Rights.....................................5
      Section 3.3       Exchange of Certificates.............................5
      Section 3.4       Adjustment of Merger Consideration...................7
      Section 3.5       Stock Options........................................8
      Section 3.6       Warrants.............................................8
      Section 3.7       Convertible Note.....................................9
      Section 3.8       Withholding Rights...................................9

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................9
      Section 4.1       Organization........................................10
      Section 4.2       Subsidiaries and Affiliates.........................11
      Section 4.3       Capitalization......................................12
      Section 4.4       Authorization; Validity of Agreement;
                        Company Action......................................14
      Section 4.5       Special Committee and Board Approvals...............14
      Section 4.6       Consents and Approvals; No Violations...............15
      Section 4.7       Company SEC Documents and
                        Financial Statements................................16
      Section 4.8       Absence of Certain Changes..........................17
      Section 4.9       No Undisclosed Liabilities; Indebtedness............19
      Section 4.10      Litigation..........................................20
      Section 4.11      Employee Benefit Plans; ERISA.......................21
      Section 4.12      Taxes...............................................27
      Section 4.13      Contracts...........................................29
      Section 4.14      Real and Personal Property..........................31
      Section 4.15      Intellectual Property...............................32
      Section 4.16      Related Party Transactions..........................35
      Section 4.17      Labor Matters.......................................36
      Section 4.18      Compliance with Laws................................37
      Section 4.19      Assets..............................................37
      Section 4.20      Customers and Suppliers.............................37
      Section 4.21      Environmental Matters...............................38
      Section 4.22      Insurance...........................................41
      Section 4.23      Proxy Statement.....................................42
      Section 4.24      Opinion of Financial Advisor........................42
      Section 4.25      Brokers.............................................42

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT
  AND MERGER SUB............................................................42
      Section 5.1       Organization........................................42
      Section 5.2       Authorization; Validity of Agreement;
                        Necessary Action....................................43
      Section 5.3       Consents and Approvals; No Violations...............43
      Section 5.4       Information in the Proxy Statement..................44
      Section 5.5       Brokers.............................................44
      Section 5.6       Financing...........................................44
      Section 5.7       Interim Operations of Merger Sub....................44

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS ..................................45
      Section 6.1       Conduct of Business of the Company..................45
      Section 6.2       Notification of Acquisition Proposals...............49
      Section 6.3       No Solicitation.....................................50

ARTICLE VII

ADDITIONAL AGREEMENTS.......................................................51
      Section 7.1       Special Meeting; Proxy Statement;
                        Adoption of  Agreement..............................51
      Section 7.2       Reasonable Best Efforts; Consents and
                        Approvals...........................................53
      Section 7.3       Notification of Certain Matters.....................54
      Section 7.4       Access; Confidentiality.............................54
      Section 7.5       Publicity...........................................55
      Section 7.6       Insurance and Indemnification.......................55
      Section 7.7       Determination Letters; Multiemployer Plans..........56
      Section 7.8       Employment and Benefit Arrangements.................56
      Section 7.9       Transfer of Certain Intellectual Property...........57
      Section 7.10      Third Party Standstill Agreements...................58
      Section 7.11      Takeover Laws.......................................58

ARTICLE VIII

CONDITIONS..................................................................58
      Section 8.1       Conditions to Each Party's Obligation to
                        Effect the Merger...................................58
      Section 8.2       Conditions to the Company's Obligation to
                        Effect the Merger...................................59
      Section 8.3       Conditions to Parent's and Merger Sub's
                        Obligations to Effect the Merger....................59

ARTICLE IX

TERMINATION.................................................................61
      Section 9.1       Termination.........................................61
      Section 9.2       Effect of Termination...............................63

ARTICLE X

MISCELLANEOUS...............................................................64
      Section 10.1      Amendment and Modification..........................64
      Section 10.2      Non-survival of Representations and Warranties......64
      Section 10.3      Expenses............................................64
      Section 10.4      Notices.............................................64
      Section 10.5      Interpretation......................................66
      Section 10.6      Jurisdiction........................................67
      Section 10.7      Service of Process..................................68
      Section 10.8      Specific Performance................................68
      Section 10.9      Counterparts........................................68
      Section 10.10     Entire Agreement; No Third-Party Beneficiaries......68
      Section 10.11     Severability........................................68
      Section 10.12     Governing Law.......................................69
      Section 10.13     Assignment..........................................69
      Section 10.14     Special Committee Enforcement.......................69

ANNEX A.....................................................................A-1

                           Index of Defined Terms


Defined Term                                                        Section No.
------------                                                        -----------

Acquisition Proposal....................................................6.2
Acquisition Proposal Interest...........................................6.2
Agreement..........................................................Recitals
Average Premium......................................................7.6(b)
Balance Sheet Date......................................................4.8
BCL................................................................Recitals
Business Intellectual Property......................................4.15(a)
CERCLIS.........................................................4.21(b)(ix)
Certificate of Merger...................................................1.2
Certificates.........................................................3.3(b)
Closing.................................................................1.3
Code............................................................4.11(b)(ii)
Common Stock Merger Consideration....................................3.1(a)
Company............................................................Recitals
Company Agreement.......................................................4.6
Company Board of Directors.........................................Recitals
Company Common Stock.................................................3.1(a)
Company Disclosure Schedule......................................Article IV
Company Form 10-K......................................................4.13
Company Material Adverse Change......................................4.1(a)
Company Material Adverse Effect......................................4.1(a)
Company Organizational Documents.....................................4.1(c)
Company Preferred Stock..............................................3.1(b)
Company Recommendation..........................................7.1(a)(iii)
Company SEC Documents...................................................4.7
Company Subsidiary...................................................4.2(a)
Confidentiality Agreement...............................................7.4
Convertible Note........................................................3.7
Copyrights..........................................................4.15(a)
D&O Insurance........................................................7.6(b)
Dissenting Shares.......................................................3.2
Effective Time..........................................................1.2
Employees............................................................7.8(a)
Encumbrance..........................................................4.8(n)
Environmental Claim.............................................4.21(a)(ii)
Environmental Laws...............................................4.21(a)(i)
ERISA...............................................................4.11(a)
ERISA Affiliate.....................................................4.11(a)
ERISA Plans.........................................................4.11(a)
Exchange Act.........................................................3.5(b)
Financial Advisor......................................................4.24
Financial Statements....................................................4.7
FIRPTA Certificate...................................................8.3(h)
Foreign Benefit Plan................................................4.11(u)
GAAP....................................................................4.7
Governmental Entity.....................................................4.6
Hazardous Substances...........................................4.21(a)(iii)
HSR Act.................................................................4.6
Indemnified Party....................................................7.6(a)
Intellectual Property...............................................4.15(a)
IP License Agreements...............................................4.15(d)
IRS.............................................................4.11(b)(ii)
Listed Company Agreements..............................................4.13
Merger.............................................................Recitals
Merger Consideration.................................................3.3(a)
Merger Sub.........................................................Recitals
New York Courts........................................................10.6
NPL.............................................................4.21(b)(ix)
Option...............................................................3.5(a)
Option Plans.........................................................3.5(a)
Parent.............................................................Recitals
Parent Material Adverse Effect..........................................5.1
Patents.............................................................4.15(a)
Paying Agent.........................................................3.3(a)
PBGC................................................................4.11(c)
Person...............................................................4.2(a)
Plans...............................................................4.11(a)
Proprietary Software................................................4.15(c)
Proxy Statement.........................................................4.6
Real Property.......................................................4.14(b)
Record Date.......................................................7.1(a)(i)
Representatives......................................................6.3(a)
SEC.....................................................................4.7
Securities Act..........................................................4.7
Series B Preferred Stock.............................................3.1(b)
Series B Preferred Stock Merger Consideration........................3.1(b)
Series C Preferred Stock.............................................3.1(c)
Series C Preferred Stock Merger Consideration........................3.1(c)
Series D Preferred Stock.............................................3.1(d)
Series D Preferred Stock Merger Consideration........................3.1(d)
Shareholder........................................................Recitals
Shareholder's Agreement............................................Recitals
Shares...............................................................3.3(a)
Software............................................................4.15(a)
Special Committee..................................................Recitals
Special Meeting...................................................7.1(a)(i)
Subsidiary...........................................................4.2(a)
Subsidiary Organizational Documents..................................4.2(c)
Surviving Corporation...................................................1.1
Tax....................................................................4.12
Taxes..................................................................4.12
Tax Return.............................................................4.12
Termination Date.................................................9.1(b)(ii)
Title IV Plan.......................................................4.11(d)
Trade Secrets.......................................................4.15(a)
Trademarks..........................................................4.15(a)
Transactions.......................................................Recitals
Voting Debt..........................................................4.3(b)
WARN Act............................................................4.17(f)
Warrants................................................................3.6



                        AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated
August 24, 2001, by and among Steelcase Inc., a Michigan corporation ("Parent"), PV Acquisition, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and PolyVision Corporation, a New York corporation formed under the name RT Acquisition Associates, Inc. (the "Company").

            WHEREAS, it is the intention of the parties that, in accordance with the New York Business Corporation Law, as amended (the "BCL"), and upon the terms and subject to the conditions set forth herein, Merger Sub shall merge with and into the Company, with the Company being the surviving corporation of such merger (the "Merger");

            WHEREAS, each of the board of directors of the Company (the "Company Board of Directors") and a special committee of the Company Board of Directors (the "Special Committee") composed entirely of directors who have no material ownership interest in, or any employment or consulting relationship with, the principal shareholder of the Company, The Alpine Group, Inc., a Delaware corporation (the "Shareholder"), and who are not officers of the Company has unanimously determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its shareholders (other than the Shareholder), and the Company Board of Directors has unanimously adopted this Agreement;

            WHEREAS, the board of directors of Merger Sub and Parent, as the sole shareholder of Merger Sub, have each approved and adopted this Agreement and have approved the Merger and the other transactions contemplated hereby (collectively, including the Merger, the "Transactions");

            WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, the Shareholder is entering into a shareholder's agreement, dated as of the date hereof (the "Shareholder's Agreement"), with Parent and Merger Sub substantially in the form of Exhibit A hereto; and

            WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with, and also to prescribe certain conditions to, the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                 ARTICLE I

                    THE MERGER; EFFECTIVE TIME; CLOSING

            Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the BCL, at the Effective Time (as defined in Section 1.2), the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of New York. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."

            Section 1.2 EFFECTIVE TIME. Parent, Merger Sub and the Company shall cause an appropriate certificate of merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in
Section 1.3) with the Secretary of State of the State of New York as provided in Section 904 of the BCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of New York, or such later date as agreed upon by the parties, such date being hereinafter referred to as the "Effective Time."

            Section 1.3 CLOSING. The closing of the Merger (the "Closing") will take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York at 10:00 a.m., Eastern time, on the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII or (b) at such other place, time and date as Parent and the Company may agree.

            Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the BCL and in this Agreement.


                                 ARTICLE II

                         THE SURVIVING CORPORATION

            Section 2.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be PolyVision Corporation, until thereafter amended in accordance with the BCL.

            Section 2.2 BY-LAWS. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be PolyVision Corporation, until thereafter amended in accordance with the BCL and the certificate of incorporation of the Surviving Corporation.

            Section 2.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.


                                ARTICLE III

                          CONVERSION OF SECURITIES

            Section 3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Company or Merger Sub or any of the parties hereto:

               (a) Each share of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 3.1(e)) shall be canceled and shall be converted automatically into the right to receive $2.25 in cash (the "Common Stock Merger Consideration") payable, without interest, to the holder of such share of Company Common Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Company Common Stock.

               (b) Each share of Preferred Stock, par value $.01 per share, of the Company (the"Company Preferred Stock") designated as Series B Preferred (the "Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred Stock to be canceled pursuant to Section 3.1(e) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the sum of (x) the liquidation preference associated with such share of Series B Preferred Stock (i.e., $50) plus (y) the accrued and unpaid dividends on such share of Series B Preferred Stock (the "Series B Preferred Stock Merger Consideration"), payable, without interest, to the holder of such share of Series B Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Series B Preferred Stock.

               (c) Each share of Company Preferred Stock designated as Series C Preferred (the "Series C Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Series C Preferred Stock to be canceled pursuant to Section 3.1(e) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the product of (x) the Common Stock Merger Consideration multiplied by (y) the number of shares of Company Common Stock into which such share of Series C Preferred Stock is convertible immediately prior to the Effective Time (the "Series C Preferred Stock Merger Consideration"), payable, without interest, to the holder of such share of Series C Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Series C Preferred Stock.

               (d) Each share of Company Preferred Stock designated as Series D Preferred (the "Series D Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Series D Preferred Stock to be canceled pursuant to Section 3.1(e) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the sum of (x) the liquidation preference associated with such share of Series D Preferred Stock (i.e., $50) plus (y) the accrued and unpaid dividends on such share of Series D Preferred Stock (the "Series D Preferred Stock Merger Consideration"), payable, without interest, to the holder of such share of Series D Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Series D Preferred Stock.

               (e) Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time and each share of Company Common Stock and Company Preferred Stock owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto.

               (f) Each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the share so converted, and all such shares of Surviving Corporation common stock shall constitute the only outstanding shares of the Surviving Corporation immediately after the Effective Time.

            Section 3.2 APPRAISAL RIGHTS. Notwithstanding any provision of this Agreement to the contrary, shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding immediately prior to the Effective Time and held by a holder that has the right to receive payment of the fair value of such holder's shares pursuant to
Section 910 of the BCL and has complied with the provisions of Section 623 of the BCL ("Dissenting Shares") shall not be converted into the right to receive the Series B Preferred Stock Merger Consideration, Series C Preferred Stock Merger Consideration or Series D Preferred Stock Merger Consideration, as applicable, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Series B Preferred Stock Merger Consideration, Series C Preferred Stock Merger Consideration or Series D Preferred Stock Merger Consideration, as applicable. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

            Section 3.3 EXCHANGE OF CERTIFICATES.

               (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate an agent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), for the holders of shares of Company Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the "Shares") in connection with the Merger and to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.1. Prior to the Effective Time, Parent or Merger Sub shall make available to the Paying Agent the aggregate of the Common Stock Merger Consideration, Series B Preferred Stock Merger Consideration, Series C Preferred Stock Merger Consideration and Series D Preferred Stock Merger Consideration payable with respect to Shares to be converted pursuant to Section 3.1 ("Merger Consideration"). Such funds shall be held by the Paying Agent in a separate account established for the benefit of holders of Shares and may be invested by the Paying Agent in obligations of or guaranteed by the United States government or in other investment-grade debt instruments pending payment thereof by the Paying Agent to the holders of the Shares. Earnings on such funds shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

               (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record of Shares that were converted pursuant to Section 3.1 into the right to receive Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon delivery to the Paying Agent of the certificates evidencing ownership thereof (the "Certificates") and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person (as hereinafter defined) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent to the making of such payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes (as hereinafter defined) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed from and after the Effective Time to represent only the right to receive the applicable Merger Consideration, without any interest thereon.

               (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN SHARES. At the Effective Time, the share records of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

               (d) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            Section 3.4 ADJUSTMENT OF MERGER CONSIDERATION. The parties understand and agree that the per-share Merger Consideration has been calculated based upon the accuracy of the representation and warranty set forth in Section 4.3 and that, in the event the number of outstanding Company shares or Company shares issuable upon the conversion of securities or the exercise of options or other agreements exceeds the amounts specifically set forth in Section 4.3 (including as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or stock equivalent of the Company, recapitalization, or other like change occurring after the date of this Agreement), the per-share Merger Consideration shall be appropriately adjusted downward. The provisions of this Section 3.4 shall not, however, affect the representation and warranty set forth in Section 4.3.

            Section 3.5 STOCK OPTIONS.

               (a) Prior to the Effective Time, the Company shall take all action, including obtaining consents from holders of Options (as defined below), necessary to cause each unexpired and unexercised stock option under the PolyVision 2000 Nonemployee Director Stock Option Plan, the PolyVision 1999 Stock Option Plan, the PolyVision 1994 Stock Option Plan and the Company's 1995 Directors Stock Option Plan (collectively, the "Option Plans") or otherwise granted by the Company other than pursuant to any of the Option Plans (each an "Option"), whether vested or unvested, to be canceled immediately prior to the Effective Time. In consideration for such cancellation, the holder of each such Option shall receive at or as soon as reasonably practicable after the Effective Time a cash payment from the Company equal to the product of (i) the total number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time and (ii) the excess (if any) of (x) the Common Stock Merger Consideration over (y) the exercise price per share subject to such Option as in effect immediately prior to the Effective Time.

               (b) The Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) resulting from the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to shares of Company Common Stock to be exempt under Rule 16b- 3 promulgated under the Exchange Act. By adopting or approving this Agreement, the Company Board of Directors shall be deemed to have approved and authorized, and the shareholders of the Company shall be deemed to have approved and ratified, each and every amendment to (and such other actions in respect of) the Option Plans (and any other plan) and the agreements evidencing awards under the Option Plans (and any other plan) as the officers of the Company may deem necessary or appropriate to give effect to the provisions of this
Section 3.5.

            Section 3.6 WARRANTS. From and after the Effective Time, each of the warrants of the Company to purchase Company Common Stock governed by the Warrant Agreement, dated as of December 30, 1998, among the Company, John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Hancock Mezzanine Partners, L.P. (collectively, the "Warrants") issued and outstanding immediately prior to the Effective Time shall, in accordance with the terms of such Warrant, represent the right, upon exercise thereof and payment of the aggregate Exercise Price (as defined in such Warrant), to receive in cash, without interest, a payment equal to the product of (i) the number of shares of Company Common Stock that would have been subject to issuance upon the exercise of such Warrant, had such exercise occurred immediately prior to the Effective Time and (ii) the Common Stock Merger Consideration, such cash payment to be reduced by any required withholding of Taxes.

            Section 3.7 CONVERTIBLE NOTE. From and after the Effective Time, the Company's $8,000,000 10% convertible subordinated promissory note, dated November 20, 1998, payable to Wind Point Partners III, L.P. (the "Convertible Note") shall, in accordance with the terms of the Convertible Note, represent the right, upon conversion thereof in accordance with its terms, to receive in cash, without interest, a single lump sum cash payment equal to the product of (i) the number of shares of Company Common Stock issuable upon the conversion of such Convertible Note in accordance with its terms immediately prior to the Effective Time and
(ii) the Common Stock Merger Consideration, such cash payment to be reduced by any required withholding of Taxes.

            Section 3.8 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in a schedule prepared and signed by the Company and delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as set forth below. Each exception set forth in the Company Disclosure Schedule and each other response to this Agreement set forth in the Company Disclosure Schedule shall be identified by reference to, or be grouped under a heading referring to, a specific individual section, subsection, paragraph or subparagraph of this Agreement and shall relate only to such section, subsection, paragraph or subparagraph, as applicable, except to the extent that one portion of the Company Disclosure Schedule specifically refers to another portion thereof by specific cross reference.

            Section 4.1 ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Change" or "Company Material Adverse Effect" means any change, event or effect, as the case may be, that, individually or together with any other change, event or effect, is or would reasonably be expected to be materially adverse to (y) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations or assets of the Company and the Company Subsidiaries, taken as a whole, or (z) the Company's ability to consummate the Transactions; provided, however, that in determining whether there has occurred a Company Material Adverse Change or Company Material Adverse Effect, any adverse change or effect principally attributable to the breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or obligations under this Agreement shall be disregarded.

               (b) Except as set forth in Section 4.1(b) of the Company Disclosure Schedule, the Company is duly qualified or licensed to do business and in good standing in each jurisdiction where the Company's ownership or leasing of property or the conduct of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed to do business and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each such jurisdiction is listed in Section 4.1(b) of the Company Disclosure Schedule.

               (c) Complete and correct copies of the certificate of incorporation and by-laws of the Company, as amended to date (together, the "Company Organizational Documents"), have been delivered to Parent prior to the date hereof. Such copies are complete and correct copies of such documents as in effect on the date hereof. The Company is not in violation of any provision of the Company Organizational Documents.

            Section 4.2 SUBSIDIARIES AND AFFILIATES. (a) Section 4.2(a) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization and authorized and, as of the date of this Agreement, the outstanding capital of each Company Subsidiary (as defined below). Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect equity or ownership interest in any business. All of the outstanding capital stock (or similar equity interests) of each Company Subsidiary is (or are) owned directly or indirectly by the Company free and clear of any material liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever, and is (or are) validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock (or similar equity interests) of any such Company Subsidiary to any person except the Company or another wholly-owned Company Subsidiary. As used in this Agreement, the term "Company Subsidiary" means each Person which is a Subsidiary of the Company; the term "Subsidiary" means, with respect to any party, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization or entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or
(ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership); and the term "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity (as defined below) or other entity or organization.

               (b) Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has full power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business as a foreign Person and in good standing in each jurisdiction where such Company Subsidiary's ownership or leasing of property or the conduct of its business makes such qualification or license necessary, except where the failure to have such licenses, authorizations, permits, consents or approvals, and the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each such jurisdiction is listed in
Section 4.2(b) of the Company Disclosure Schedule.

               (c) Copies of the certificate of incorporation and by-laws or similar organizational documents of each Company Subsidiary, as amended to date (collectively, the "Subsidiary Organizational Documents"), have been delivered or made available to Parent prior to the date hereof. Such copies are complete and correct copies of such documents as in effect on the date hereof. No Company Subsidiary is in material violation of any provision of its Subsidiary Organizational Documents.

            Section 4.3 CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,500,000 shares of Company Preferred Stock, of which, as the date hereof, (i) 14,168,527 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 255,000 shares of Series B Preferred Stock are issued and outstanding, all of which are owned of record by the Shareholder, (iv) 140,000 shares of Series C Preferred Stock are issued and outstanding, all of which are owned of record by the Shareholder, (v) 120,000 shares of Series D Preferred Stock are issued and outstanding, all of which are owned of record in equal number by Matthew B. Lawer, Suzanne M. Lawer, the Lawer Family Trust and Michael J. Lawer, (vi) no shares of Company Preferred Stock are held in the treasury of the Company, (vii) an aggregate of 2,519,372 shares of Company Common Stock are reserved for future issuance pursuant to, or upon exercise of the Options, (viii) 5,317,813 shares of Company Common Stock are reserved for issuance upon conversion of the Series B Preferred Stock and accrued dividends thereon, (ix) 4,311,375 shares of Common Stock are reserved for issuance upon conversion of the Series C Preferred Stock and accrued dividends thereon, (x) 1,744,333 shares of Company Common Stock are reserved for issuance upon conversion of the Series D Preferred Stock and accrued dividends thereon, (xi) 2,986,467 shares of Company Common Stock are reserved for issuance pursuant to, or upon exercise of the Warrants,
(xii) 3,499,988 shares of Company Common Stock are reserved for issuance upon conversion of the Convertible Note and (xiii) no shares of Company Common Stock are reserved for issuance under the Company's 1995 Directors Stock Grant Plan. Section 4.3(a) of the Company Disclosure Schedule sets forth (A) for each series of Company Preferred Stock, (1) the number of shares outstanding, the per-share conversion price, the aggregate dollar amount of accrued dividends with respect to such shares and the number of shares of Company Common Stock into which such shares and accrued dividends are convertible, in each case as of August 23, 2001 and (2) the name and address of each record holder of shares and the number of shares owned of record by each such holder as of August 23, 2001 (B) the number of shares of Company Common Stock issuable upon conversion of the Convertible Note as of August 23, 2001, (C) the number of shares of Company Common Stock issuable upon exercise of the Warrants and (D) the number of shares issuable upon exercise of all outstanding Options as of August 23, 2001.

               (b) All of the outstanding shares of the Company's capital stock are, and all shares which may be issued upon conversion of Company Preferred Stock or the Convertible Note or upon the exercise of the Warrants or the Options, when issued in accordance with the terms of the applicable security, will be, duly authorized, validly issued, fully paid and non-assessable. No indebtedness of the Company or any Company Subsidiary having general voting rights (or convertible into securities having such rights) ("Voting Debt") has been issued or is outstanding. Except as disclosed in this Section 4.3 or as set forth in Section 4.3(b) of the Company Disclosure Schedule, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of or other equity interests in the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer, register or sell or cause to be issued, transferred, registered or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (ii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or any of the capital stock of or other equity interests in any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

               (c) Section 4.3(c) of the Company Disclosure Schedule sets forth, with respect to each existing Option, the name of the holder and the number of shares issuable, and the per-share purchase price payable therefor, upon the exercise of such Option. Each such Option has been granted to an employee or director of the Company in the ordinary course of business consistent with past practice and has been granted under one of the Option Plans pursuant to an option award agreement substantially in the form attached to Section 4.3(c) of the Company Disclosure Schedule.

               (d) Except for the Shareholder's Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party, or of which the Company is otherwise aware, with respect to the voting of the capital stock of or other equity interests in the Company or any of the Company Subsidiaries.

               (e) Except as set forth in Section 4.3(e) of the Company Disclosure Schedule, all dividends or distributions in respect of capital stock of the Company or any Company Subsidiary that have been declared or authorized have been paid in full.

            Section 4.4 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate power and authority to perform the Transactions. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation by the Company of the Transactions, have been duly and validly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions, other than the adoption of this Agreement by (i) the holders of not less than 66-2/3% of the outstanding shares of Company Common Stock, Series B Preferred Stock and Series C Preferred Stock, as of the Record Date, voting together as a single class, (ii) holders of a majority of the outstanding shares of Series B Preferred Stock, as of the Record Date, voting as a separate class, and (iii) holders of a majority of the outstanding shares of Series C Preferred Stock, as of the Record Date, voting as a separate class, in each case in accordance with the Company Organizational Documents and Section 903 of the BCL. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.5 SPECIAL COMMITTEE AND BOARD APPROVALS. The Special Committee, at a meeting duly called and held, has unanimously (a) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the shareholders of the Company (other than the Shareholder) and (b) voted to recommend to the Company Board of Directors that it adopt this Agreement, approve the Shareholder's Agreement and the acquisition thereunder of shares of the Company by Parent or Merger Sub, approve the Merger, approve the other Transactions and submit this Agreement to a vote of the shareholders of the Company, and none of the aforesaid actions by the Special Committee has been amended, rescinded or modified, except to the extent contemplated by Section 6.3 after the date of this Agreement. The Company Board of Directors, at a meeting duly called and held, has unanimously (x) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the shareholders of the Company (other than the Shareholder), (y) duly and validly adopted this Agreement, approved the Shareholder's Agreement and the acquisition thereunder of shares of the Company by Parent or Merger Sub, approved the Merger and the other Transactions and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions and (z) resolved to submit this Agreement to a vote of the shareholders of the Company and recommend that the shareholders of the Company adopt this Agreement, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified, except to the extent contemplated by Section 6.3 after the date of this Agreement. Such action taken by the Company Board of Directors constitutes approval by the Company Board of Directors of the Merger and the other Transactions, including the acquisition under the Shareholder's Agreement of shares of the Company by Parent or Merger Sub and the other transactions contemplated by the Shareholder's Agreement, for purposes of Section 912 of the BCL, and, to the Company's knowledge, no other state takeover statute or similar statute or regulation in any jurisdiction in which the Company does business is applicable to the Transactions.

            Section 4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed in Section 4.6 of the Company Disclosure Schedule, none of the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, or the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Company Organizational Documents or Subsidiary Organizational Documents, state securities or blue sky laws or the BCL,
(ii) require any material filing by the Company or any Company Subsidiary with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "Governmental Entity") (except for (A) the filing with the SEC of the proxy statement relating to the Special Meeting (as defined in Section 7.1(a)(i)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and such other statements and reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, (B) any filings as may be required under the BCL in connection with the Merger,
(C) any filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable foreign competition, antitrust or investment laws, (D) any filings as may be required with the American Stock Exchange in connection with this Agreement and the Transactions and (E) any filings as may be required under state securities or "blue sky" laws in connection with this Agreement and the Transactions), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Company Agreement (as defined below) or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (ii), (iii) and (iv), for any failures to make such filings and failures to obtain such permits, authorizations, consents or approvals and any such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation by the Company of the Transactions. As used in this Agreement, "Company Agreement" means any note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound.

            Section 4.7 COMPANY SEC DOCUMENTS AND FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Company SEC Documents"). As of its filing date or, if amended, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of its filing date or, if amended, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective and as of the date of any such supplement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. All of the audited financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (collectively, the "Financial Statements") (i) have been prepared from, are in accordance with and accurately reflect the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and
(iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein which were not and are not expected, individually or in the aggregate, to be material in amount) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

            Section 4.8 ABSENCE OF CERTAIN CHANGES. Except as (i) contemplated by this Agreement or (ii) set forth in Section 4.8 of the Company Disclosure Schedule, since December 31, 2000 (the "Balance Sheet Date"), each of the Company and each Company Subsidiary has conducted its respective business only in the ordinary course of business and in a manner consistent with past practice in all material respects. Without limiting the generality of the foregoing, from the Balance Sheet Date through the date of this Agreement, neither the Company nor any Company Subsidiary has:

               (a) suffered any Company Material Adverse Change;

               (b) incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise) or increased (except for non-material increases in the ordinary course of business and consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

               (c) paid, discharged or satisfied any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations reflected or reserved against in the Company's audited balance sheet as of the Balance Sheet Date or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

               (d) permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance (as defined below);

               (e) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice;

               (f) cancelled any material debts or waived any claims or rights of substantial value;

               (g) sold, transferred, or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business consistent with past practice;

               (h) disposed of or permitted to lapse any rights to the use of any material Intellectual Property, or disposed of or disclosed to any person other than representatives of Parent any material trade secret, formula, process, know-how or other material Business Intellectual Property not theretofore a matter of public knowledge;

               (i) granted any general increase in the compensation or benefits of officers or employees (including any such increase pursuant to any bonus, pension, severance, profitsharing or other plan, agreement or commitment) or any increase in the compensation or benefits payable or to become payable to any officer or employee, except in the ordinary course of business consistent with past practice;

               (j) made any single capital expenditure or commitment in excess of $100,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $500,000 (on a consolidated basis) for additions to property, plant, equipment or intangible capital assets;

               (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, except, in the case of the Company, for quarterly dividends (including any accrued and unpaid quarterly dividends) to the extent provided for in, and in an amount not to exceed that required by, the Company's certificate of incorporation with respect to the Company Preferred Stock, provided that in no event shall any such dividend have accrued or become payable at a rate in excess of (A) $4.00 per share at an annual rate in the case of the Series D Preferred Stock and (B) $4.50 per share at an annual rate in the case of the Series B Preferred Stock and the Series C Preferred Stock, and provided further that the record date for any such dividend shall in no event be earlier than 10 days prior to the date on which such dividend is payable, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

               (l) made any change in any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP, or made or changed any express or deemed election for Tax (as defined below) purposes or any offer to settle or compromise or any settlement or compromise of any liability with respect to Taxes (as defined below);

               (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the year 2001; or

               (n) agreed, whether in writing or otherwise, to take any action described in this Section 4.8.

As used in this Agreement, the term "Encumbrance" means any lien, charge, security interest, option, claim, mortgage, pledge, or other encumbrance or restriction of any nature whatsoever, provided, however, that the term Encumbrance shall not include any lien for Taxes not then due and payable, statutory lien or lien not materially interfering with the use or value of the property subject to such lien.

            Section 4.9 NO UNDISCLOSED LIABILITIES; INDEBTEDNESS. Except
(i) as disclosed in the Financial Statements as of the Balance Sheet Date,
(ii) as disclosed in any Company SEC Documents dated or filed with the SEC since the Balance Sheet Date or (iii) as disclosed in Section 4.9(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any material liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise. As of the date of this Agreement, the Company had outstanding indebtedness, comprising all liabilities of the Company and the Company Subsidiaries on a consolidated basis, whether primary or secondary or absolute or contingent (including indebtedness for borrowed money; indebtedness evidenced by notes, bonds, debentures or similar instruments; capital lease obligations; and indebtedness secured by liens on any assets of the Company or any Company Subsidiary), of $103,700,000. Section 4.9(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any indebtedness which will accelerate or become due or which provides for a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the Transactions, except for any such instruments which individually and in the aggregate, evidence an immaterial amount of such indebtedness.

            Section 4.10 LITIGATION. Except as set forth in Section 4.10 of the Company Disclosure Schedule:

               (a) (i) there is no material action, suit, claim (including any worker's compensation claim), litigation or other proceeding (including arbitration proceeding or alternative dispute resolution proceeding) or investigation pending or, to the knowledge of the Company, threatened against or naming as a party thereto, and there is no action, suit, claim (including arbitration proceeding or alternative dispute resolution proceeding) or investigation materially affecting, (A) the Company or any Company Subsidiary or (B) to the knowledge of the Company, any of the Company's or any Company Subsidiary's current or former directors or officers, in such capacities, or any other Person who may be entitled to indemnification by the Company or any Company Subsidiary in connection therewith, and (ii) the Company does not know or have any reason to know of any valid basis for any such suit, claim, action or proceeding; and

               (b) there is no outstanding or, to the knowledge of the Company, threatened material order, judgment, injunction, award or decree of any Governmental Entity against (i) the Company, any Company Subsidiary or any of their respective properties, assets or businesses or (ii) to the knowledge of the Company, any of the Company's or any Company Subsidiary's current or former directors or officers, in such capacities, or any other Person who may be entitled to indemnification by the Company or any Company Subsidiary in connection therewith.

            Section 4.11 EMPLOYEE BENEFIT PLANS; ERISA.

               (a) Section 4.11(a) of the Company Disclosure Schedule contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, restricted stock, performance unit, phantom stock, dental, health, accident, life, accidental death and dismemberment, fringe, cafeteria, scholarship, flexible spending arrangement or reimbursement, group legal services, long term care, dependent care, vacation, paid time off, sick leave, educational assistance, wellness, employee assistance program, adoption assistance, vision, voluntary employees beneficiary association, other insurance, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any Company Subsidiary, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any Company Subsidiary would be deemed a "single employer" within the meaning of section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any current or former employee or director of the Company, or any Company Subsidiary or any ERISA Affiliate, whether formal or informal and with respect to which the Company or any ERISA Affiliate may have any liabilities or obligations (the "Plans"). Section 4.11(a) of the Company Disclosure Schedule separately identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined, respectively, in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

               (b) Except as disclosed in Section 4.11(b) of the Company Disclosure Schedule, with respect to each of the Plans, the Company has heretofore delivered to Parent true and complete copies of each of the following documents, as applicable:

                   (i) the Plan (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

                   (ii) the annual report on Internal Revenue Service ("IRS") Form 5500 Series, if required under ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each Plan for the last three plan years ending prior to the date of this Agreement for which such a report was filed;

                   (iii) the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three plan years ending prior to the date of this Agreement;

                   (iv) the most recent Summary Plan Description, together with all Summary of Material Modifications issued with respect to such Summary Plan Description, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                   (v) if the Plan is funded through a trust or any other funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                   (vi) all contracts relating to the Plans with respect to which the Company, any Company Subsidiary or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                   (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under section 401(a) of the Code.

               (c) No liability under Title IV of ERISA has been incurred by the Company, any Company Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and, to the Company's knowledge, no condition exists that presents a material risk to the Company, any Company Subsidiary or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due to the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. Insofar as the representation made in this Section 4.11(c) applies to section 4064, 4069 or 4204 of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any Company Subsidiary or any ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the last day of the most recent plan year ended before the date of this Agreement. The PBGC has not instituted proceedings to terminate any Plan and no condition exists that presents a material risk that such proceedings will be instituted.

               (d) With respect to each of the ERISA Plans that is subject to Title IV of ERISA (a "Title IV Plan"), the present value of projected benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such projected benefit obligations.

               (e) None of the Company, any Company Subsidiary, any ERISA Affiliate, any of the Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any Company Subsidiary or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

               (f) All contributions and premiums required to be paid under the terms of each of the ERISA Plans and section 302 of ERISA and section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or a Company Subsidiary. No Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), whether or not waived.

               (g) With respect to any Title IV Plan that is a "multiemployer pension plan," as such term is defined in section 3(37) of ERISA, (i) neither the Company nor any ERISA Affiliate has, since May 11, 1987, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA,
(ii) no event has occurred that presents a material risk of such a complete or partial withdrawal, and neither Company nor any ERISA Affiliate has been assessed any withdrawal liability, (iii) neither the Company nor any ERISA Affiliate has any contingent liability under section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such Plan will go into reorganization and (v) to the knowledge of the Company, there is no unfunded liability with respect to the Company's participation in any such Plan. The Company has no liability or other obligation under any such Plan other than the liability to make contributions in respect of benefit liabilities arising in the ordinary and ongoing course of business. If any Title IV Plan is a "multiemployer pension plan," neither the Company nor any ERISA Affiliate would have any aggregate withdrawal liability if a complete withdrawal by the Company and the ERISA Affiliates were to occur under each such Plan on the date hereof.

               (h) No Plan is described in section 4063(a) of ERISA.

               (i) Except as disclosed in Section 4.11(i) of the Company Disclosure Schedule, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

               (j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified or may be retroactively amended within the remedial amendment period under Section 401(b) of the Code to be so qualified. Except as disclosed in Section 4.11(j) of the Company Disclosure Schedule, the Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status. With respect to each ERISA Plan set forth in Section 4.11(j) of the Company Disclosure Schedule, the Company has set forth in Section 4.11(j) of the Company Disclosure Schedule the reasons for any potential failure of such ERISA Plan to be so qualified.

               (k) Any Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

               (l) Except as disclosed in Section 4.11(l) of the Company Disclosure Schedule, no amounts payable (individually or collectively and whether in cash, capital stock of the Company or other property) under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any Company Subsidiary may have any liability will, as a direct or indirect result of the Transactions, fail to be deductible for federal income tax purposes by virtue of section 162(m) or section 280G of the Code or, to the knowledge of the Company, section 162(a) of the Code.

               (m) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than (i) coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary) or (iv) deferred compensation benefits accrued as liabilities on the books of the Company or a Company Subsidiary).

               (n) Except as disclosed in Section 4.11(n) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any Company Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant.

               (o) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

               (p) Except as disclosed in Section 4.11(p) of the Company Disclosure Schedule or as expressly permitted by this Agreement, since December 31, 2000, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any options or restricted stock, stock bonus or other awards under any Option Plan (including any discretionary acceleration of the exercise periods or vesting by the Company Board of Directors or any committee thereof or any other persons administering an Option Plan) or authorization of cash payments in exchange for any Options, restricted stock, stock bonus or other awards granted under any of such Option Plans or (ii) any adoption or amendment by the Company or any Company Subsidiary of any collective bargaining agreement or Plan. None of the Company, any Company Subsidiary nor any ERISA Affiliate has any formal plan or commitment to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any Company Subsidiary or any ERISA Affiliate.

               (q) Except with respect to changes required by law, there has been no adoption of, amendment to, written interpretation or announcement (whether or not written) by the Company or any Company Subsidiary relating to, or change in employee participation or coverage under, any Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 2000.

               (r) Neither the Company nor any ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the PBGC, the IRS, the Department of Labor or the Health Care Financing Administration.

               (s) No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan have been made to employees, directors or agents (or any of their representatives or beneficiaries) of the Company which are not in accordance with the terms and conditions of the Plans.

               (t) No "leased employee," as that term is defined in section 414(n) of the Code, performs services for the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has (i) used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees," or individuals who have provided services as independent contractors, and who may have become eligible to participate in the Plans or (ii) used the services of individuals to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the Plans by the IRS, the Department of Labor, the PBGC, or any other Governmental Entity.

               (u) With respect to each Plan established or maintained outside of the United States of America primarily for benefit of employees of the Company or any Company Subsidiary residing outside the United States of America (a "Foreign Benefit Plan"): (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

            Section 4.12 TAXES. Except as set forth in Section 4.12 of the Company Disclosure Schedule:

               (a) the Company and each Company Subsidiary has duly and timely filed (or there has been duly and timely filed on its behalf), or a valid extension of time to file has been obtained, with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, and (ii) all Taxes for which the Company or any Subsidiary is or may be liable (whether or not shown on any Tax Return) in respect of periods (or portions thereof) ending on or before the Effective Time have been timely paid, or will be timely paid, or have been provided for on the Financial Statements in accordance with GAAP. With respect to any period (or portion thereof) through the Effective Time for which Taxes are not yet due or owing, the Company and each Company Subsidiary has established due and sufficient reserves for the payments of such Taxes in accordance with generally accepted accounting principles, and such current reserves through the Effective Time are duly and fully provided for in the Financial Statements;

               (b) no deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company or any Company Subsidiary, and none of the Company or any Company Subsidiary has received any notice, or otherwise has any knowledge, of any potential claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for Taxes. There are no pending, or to the best of the Company's or any Company Subsidiary's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes, and there are no matters under discussion with respect to Taxes between the Company or any Company Subsidiary on the one hand, and any governmental authority on the other hand, that are likely to result in a material additional liability of the Company or any Company Subsidiary for Taxes;

               (c) there are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due and payable, and for which adequate reserves have been provided for on the Financial Statements in accordance with GAAP;

               (d) the Company and each Company Subsidiary has duly and timely withheld, collected, deposited and paid to the proper governmental authority all Taxes required to have been withheld, collected, deposited or paid;

               (e) no claim has ever been made to the Company or any Company Subsidiary by an authority in a jurisdiction where the Company or Company Subsidiary has not filed Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction;

               (f) there are no consents, agreements, grants or requests for the extension or waiver of any statutes of limitations applicable to any Taxes for which the Company or any Company Subsidiary is or may be liable;

               (g) there is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of the Company or any Company Subsidiary that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by the Company or any Company Subsidiary under Sections 162(m) or 280G of the Code;

               (h) other than an affiliated group (as defined under Section 1504 of the Code) of which the common parent was the Company, none of the Company or any Company Subsidiary has (i) been a member of an affiliated group or (ii) any liability for Taxes of any person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

               (i) no power of attorney that is currently in force has been granted with respect to the Company or any Company Subsidiary with respect to any matters relating to Taxes;

               (j) there are no written or oral tax sharing agreements, contracts or other similar arrangements with respect to or involving the Company or any Company Subsidiary;

               (k) neither the Company nor any Company Subsidiary is, and during the five-year period ending at the Effective Time has been, a "United States Real Property Holding Corporation," as such term is defined in Section 897(c) of the Code or the Treasury Regulations thereunder; and

               (l) there are no deferred "intercompany items" (within the meaning of Treasury Regulation Section 1.1502-13 with respect to transactions among members of the affiliated group of corporations of which Company is the parent, and no member of such affiliated group has an "excess loss account" within the meaning of Treasury Regulation Section 1.1502-19 with respect to the stock of another member of such affiliated group.

            "Tax" or "Taxes" shall mean any and all taxes, charges, fees, duties, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, sales, withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, whether computed on a separate, consolidated, unitary, combined or any other basis, imposed by any governmental authority and any interest, penalties, or additions to tax attributable thereto. "Tax Return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information and any amendments to any of the foregoing) filed or required to be filed with respect to Taxes.

            Section 4.13 CONTRACTS. Section 4.13 of the Company
Disclosure Schedule contains a true and complete list of all the following Company Agreements which were not included or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001 (the "Company Form 10-K") (such Company Agreements, together with any Company Agreements included or incorporated by reference as exhibits to the Company Form 10-K, being referred to hereinafter as the "Listed Company Agreements"):

               (a) any lease of, or agreement to purchase or sell, any capital assets accounted for as such by the Company or any Company Subsidiary and having a book value of greater than $50,000;

               (b) any union labor contract;

               (c) any management, consulting, employment, personal service, agency or other contracts or contracts providing for employment or rendition of personal services and which (i) are in writing or oral and create other than an at will employment relationship; or (ii) provide for any commission, bonus, profit sharing, incentive, severance, retirement or similar compensation for personal services;

               (d) any agreement or note evidencing any indebtedness or any guaranty of performance of another Person;

               (e) any agreement with a dealer, distributor, sales agent, supplier or representative or franchisee;

               (f) any agreement for the storage, transportation, treatment or disposal of any Hazardous Substances;

               (g) any power of attorney (whether revocable or irrevocable) given to any Person by the Company or any Company Subsidiary that is in force;

               (h) any agreement in effect at the date hereof which purports to limit in any respect the manner in which, or the localities in which, the Company, any Company Subsidiary or any other entity is entitled to conduct all or any portion of its business;

               (i) any agreement restricting the right of the Company or any Company Subsidiary to use or disclose any material information in its possession;

               (j) any partnership, joint venture or similar arrangement;

               (k) any material agreement which cannot be terminated without a penalty or requiring more than 60 days prior notice;

               (l) any agreement or arrangement with any affiliate of the Company or any Company Subsidiary (other than an employment agreement) which involves annual payments to or from the Company or any Company Subsidiary in excess of $10,000;

               (m) any material agreement by which the Company or any Company Subsidiary indemnifies or holds harmless any other Person;

               (n) any material agreement pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product of the Company or any Company Subsidiary is not shown in the Financial Statements and will be payable after the Effective Time;

               (o) any material agreement containing "change in control," "antitakeover" or similar provisions;

               (p) any lease of real property or material personal property;

               (q) any other agreement (other than purchase and sales orders in the ordinary course of business in accordance with past practice) which involves annual payments to or from the Company and the Company Subsidiaries of an amount in excess of $200,000; and

               (r) any other material Company Agreement. True and complete copies of the written Listed Company Agreements and descriptions of oral Listed Company Agreements, if any, including in each case any amendment or supplement thereto, have previously been delivered to or made available for review by Parent. Each of the Listed Company Agreements is in full force and effect and constitutes the legal and binding obligation of the Company and/or the Company Subsidiaries party thereto and, to the knowledge of the Company, constitutes the legal and binding obligation of the other parties thereto, except to the extent that any such Listed Company Agreement has previously expired in accordance with its terms or the failure of any such Listed Company Agreements to be binding and in full force and effect would not, individually or in the aggregate, have a Company Material Adverse Effect. Except for such breaches and defaults as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no existing breaches or defaults by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party to a Listed Company Agreement under any Listed Company Agreement and, to the knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, would reasonably be expected to constitute such a breach or default.

            Section 4.14 REAL AND PERSONAL PROPERTY. (a) Except as disclosed in Section 4.14(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, free and clear of all Encumbrances.

               (b) Section 4.14(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property owned by the Company or any Company Subsidiary and (ii) a true and complete list of all real property leased by the Company or any Company Subsidiary (collectively, the "Real Property"). Neither the Company nor any Company Subsidiary is a party to any lease, assignment or similar arrangement under which the Company or any Company Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

               (c) Each of the Company and the Company Subsidiaries is in compliance in all material respects with the terms of all Real Property leases to which it is a party.

               (d) Since December 31, 1997, neither the Company nor any Company Subsidiary has received written notice of any material proceedings, claims or disputes affecting any Real Property, and neither the Company nor any Company Subsidiary has received written notice in the past three years, or any written notice which is currently unresolved, from any Governmental Entity having jurisdiction over any Real Property of any threatened suspension, modification or cancellation of certificates of occupancy or permits required under applicable law to occupy and use any material Real Property assets as presently occupied or used, the basis of which has not been cured.

               (e) To the knowledge of the Company, the Company's and/or the Company Subsidiaries' use and operation of the Real Property as presently conducted is not dependent on a nonconforming use or other waiver from a Governmental Entity, the absence of which would materially limit the use of the Real Property or the operations thereon as presently conducted (unless such waiver has in fact been granted).

            Section 4.15 INTELLECTUAL PROPERTY. (a) As used herein, the term "Intellectual Property" means all: (i) trademarks, service marks, trade names, trade dress, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications for any of the foregoing (collectively, "Trademarks"); (ii) issued patents and pending patent applications, patent disclosures and any divisions, continuations, continuations-in-part, reissues, re- examinations and extensions thereof, and any counterparts claiming priority therefrom for any designs, inventions, processes, machines, manufacture or composition of matter, models and methodologies (collectively, "Patents"); (iii) any issued registrations and pending applications for mask works or for copyrights, including copyrights in drawings, plans, specifications, designs, and content contained on any Internet web site operated by the Company or a Company Subsidiary (collectively, "Copyrights"); (iv) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Internet web site (collectively, "Software"); (v) trade secrets and confidential information, which may include know-how, formulae, algorithms, methodologies and customer and/or vendor data (such confidential items, collectively "Trade Secrets"); and
(vi) any licenses to use any of the foregoing. "Business Intellectual Property" means the Intellectual Property used, or held for use, in the business of the Company or any Company Subsidiary as currently conducted, or as presently contemplated to be conducted.

               (b) Section 4.15(b) of the Company Disclosure Schedule sets forth, for all Business Intellectual Property owned by the Company or any Company Subsidiary, a complete and accurate list of all U.S., state and foreign: (i) Patents; (ii) Trademarks and material unregistered trademarks and service marks; and (iii) registered Copyrights and material unregistered Copyrights. Except as otherwise disclosed in Section 4.15(b) of the Company Disclosure Schedule, the Company or a Company Subsidiary currently is listed in the records of the appropriate U.S., state or foreign agency as the record owner for each application and registration listed on Section 4.15(b) of the Company Disclosure Schedule.

               (c) Section 4.15(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Software which is licensed, leased or otherwise used by the Company or any Company Subsidiary, and all material Software which is owned by the Company or any Company Subsidiary ("Proprietary Software"), and identifies which material Software is owned, licensed, leased, or otherwise used, as the case may be.

               (d) Section 4.15(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all material agreements granting or obtaining any right to use or practice any rights under any Business Intellectual Property, to which the Company or any Company Subsidiary is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements and covenants not to sue (collectively, the "IP License Agreements").

               (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule:

                   (i) the Company or a Company Subsidiary owns, or possesses adequate licenses or other legally enforceable rights to use, all Business Intellectual Property, free and clear of all Encumbrances;

                   (ii) the Business Intellectual Property constitutes all the Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted on the date hereof, including any research and development work on products or Software started prior to the date hereof;

                   (iii) any Trademarks, Patents and Copyrights owned by the Company or any Company Subsidiary and which are the subject of national registrations have been duly maintained, are valid and subsisting, in full force and effect and have not been cancelled, expired or abandoned;

                   (iv) no claims have been asserted, or, to the knowledge of the Company, threatened, by any Person against the Company or any Company Subsidiary related to the use of any Business Intellectual Property in the conduct of the business of Company or a Company Subsidiary or challenging or questioning the ownership, validity or enforceability of such Business Intellectual Property;

                   (v) to the Company's knowledge, the use of the Business Intellectual Property in the conduct of the business of Company and the Company Subsidiaries, as such business is currently conducted, does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person;

                   (vi) to the Company's knowledge, no third party is infringing, misappropriating or otherwise violating any Business Intellectual Property owned by the Company or any Company Subsidiary;

                   (vii) neither the Company nor any Company Subsidiary has licensed or sublicensed its rights in any Business Intellectual Property, or received or been granted any such rights, other than pursuant to the IP License Agreements;

                   (viii) the IP License Agreements are binding obligations of the Company or a Company Subsidiary, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or, to the knowledge of the Company, the other party thereto, under any such IP License Agreement;

                   (ix) the Company and the Company Subsidiaries take all reasonable measures to protect the confidentiality of their respective Trade Secrets, including requiring third parties having access thereto to execute written nondisclosure agreements. To the Company's knowledge, no Trade Secret of the Company or any Company Subsidiary has been disclosed or authorized to be disclosed to any third party, except pursuant to a written non-disclosure agreement;

                   (x) the consummation of the Transactions will not result in the loss or impairment of the Company's or any Company Subsidiary's rights to own or use any of the Business Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property; and

                   (xi) all Proprietary Software set forth in Section 4.15(c) of the Company Disclosure Schedule, was either developed
         (a) by employees of the Company or a Company Subsidiary within the scope of their employment; (b) by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. ss. 101, pursuant to written agreement; or (c) by third parties who have assigned all of their rights therein to the Company pursuant to written agreement. No former or present employees, officers or directors of the Company retain any rights of ownership or use of the Proprietary Software, and no employees or third parties who have developed or participated in the development of the Proprietary Software have any claims to any rights therein.

            Section 4.16 RELATED PARTY TRANSACTIONS. Since December 31, 2000 there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Except as set forth in Section
4.16 of the Company Disclosure Schedule, no officer or director of the Company or of any Company Subsidiary, no beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Company Preferred Stock and, to the Company's knowledge, no beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding shares of Company Common Stock (i) owns, directly or indirectly, in whole or in part, any Business Intellectual Property or (ii) is a party to any Listed Company Agreement.

            Section 4.17 LABOR MATTERS. Except as set forth in Section 4.17 of the Company Disclosure Schedule:

               (a) There are no material disputes or any grievances or arbitrations pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary, on the one hand, and any of their respective employees or labor organizations representing such employees, on the other hand. Since December 31, 2000, to the knowledge of the Company, there has been no labor union or other employee organization organizing any employees of the Company or any Company Subsidiary into one or more collective bargaining units. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreements or any other agreements with a labor union, organization or works council.

               (b) The Company and all Company Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours.

               (c) To the Company's knowledge, neither the Company nor any Company Subsidiary has engaged in an unfair labor practice as defined in the National Labor Relations Act, and there is no unfair labor practice complaint or other allegation of labor law violation against the Company or any Company Subsidiary pending before the National Labor Relations Board or any other Governmental Entity.

               (d) Since December 31, 2000, there has been no and there is no actual or, to the knowledge of the Company, threatened labor dispute, strike, slowdown or work stoppage against the Company or any Company Subsidiary.

               (e) Since December 31, 2000, neither the Company nor any Company Subsidiary has received notice of any actual or threatened investigation, charge or complaint against the Company or any Company Subsidiary with respect to employees pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice.

               (f) Since December 31, 2000, (i) neither the Company nor any Company Subsidiary has effectuated a "plant closing," as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of either the Company or any Company Subsidiary and
(iii) neither the Company nor any Company Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign law or regulation.

               Section 4.18 Compliance with Laws. Except as set forth in
Section 4.18 of the Company Disclosure Schedule, since December 31, 1997, the Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all Governmental Entities which materially affect the business, properties or assets of the Company and the Company Subsidiaries. Since December 31, 1997, no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing. All material licenses, permits and approvals required to be held or obtained by the Company or any Company Subsidiary under such laws, rules and regulations are in full force and effect.

               Section 4.19 ASSETS. The assets and properties of the Company and the Company Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and the Company Subsidiaries as presently conducted. All of the material property, plant and equipment of the Company and each Company Subsidiary has in all material respects been maintained in reasonable operating condition and repair, ordinary wear and tear excepted, and is in all material respects sufficient to permit the Company and each Company Subsidiary to conduct their operations in the ordinary course of business in a manner consistent with past practice.

               Section 4.20 CUSTOMERS AND SUPPLIERS. Since December 31, 2000, there has been no termination, cancellation or material curtailment of the business relationship of the Company or any Company Subsidiary with any customer or supplier or group of affiliated customers or suppliers which, individually or in the aggregate, represents in excess of 10% of the Company's consolidated revenues or gross purchase orders, as appropriate, nor has the Company or any Company Subsidiary received any notice of intent to so terminate, cancel or materially curtail.

               Section 4.21 ENVIRONMENTAL MATTERS. (a) The following terms shall have the following meanings for the purposes of this Agreement:

                   (i) "Environmental Laws" shall mean all foreign, Federal, interstate, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including laws, regulations, rules and ordinances relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances; all laws and regulations with regard to record-keeping, notification, disclosure and reporting requirements respecting Hazardous Substances; all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; and common law to the extent it relates to or applies to exposure to or impact of Hazardous Substances on persons or property.

                   (ii) "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of an Hazardous Substance at any location, whether or not owned or operated by the Company or any Company Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                   (iii) "Hazardous Substances" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

               (b) Except as set forth in Section 4.21 of the Company Disclosure Schedule:

                   (i) The Company and each Company Subsidiary is in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and each Company Subsidiary of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any Company Subsidiary has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not in such full compliance, and, to the best knowledge of the Company and each Company Subsidiary after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future. All permits and other governmental authorizations currently held by the Company or any Company Subsidiary pursuant to the Environmental Laws are identified in
         Section 4.21 of the Company Disclosure Schedule.

                   (ii) There is no Environmental Claim pending or threatened against the Company or any of the Company Subsidiaries or, to the best knowledge of the Company and the Company Subsidiaries after due inquiry, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                   (iii) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Hazardous Substance that could form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or, to the best knowledge of the Company and the Company Subsidiaries after due inquiry, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                   (iv) Without in any way limiting the generality of the foregoing, (A) all on-site and off-site locations where the Company or any of the Company Subsidiaries has stored, disposed or arranged for the disposal of Hazardous Substances are identified in Section 4.21 of the Company Disclosure Schedule, (B) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company or any of the Company Subsidiaries are identified in
         Section 4.21 of the Company Disclosure Schedule, (C) except as set forth in Section 4.21 of the Company Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any of the Company Subsidiaries, (D) except as set forth in Section 4.21 of the Company Disclosure Schedule, no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Company or any of the Company Subsidiaries, (E) except as set forth in Section 4.21 of the Company Disclosure Schedule, all underground storage tanks owned, operated, or leased by the Company or any of the Company Subsidiaries and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations Part 280 which became effective December 22, 1998 (or any applicable state or local law requirements which are more stringent than such technical standards or which became effective before such date), and (F) all properties formerly owned or operated by the Company or any of the Company Subsidiaries, or any subsidiary, affiliate, or predecessor thereof, are identified in Section 4.21 of the Company Disclosure Schedule.

                   (v) Neither the Company nor any Company Subsidiary has received any request for information from any Person, including but not limited to any Governmental Entity, related to liability under or compliance with any applicable Environmental Law, except for such matters as would not, if they matured into a claim against the Company or any Company Subsidiary, individually or in the aggregate, have a Company Material Adverse Effect.

                   (vi) With respect to the real property that is currently owned, leased or operated by the Company or any Company Subsidiary, there have been no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property that would, individually or in the aggregate, have a Company Material Adverse Effect.

                   (vii) With respect to real property that was formerly owned, leased or operated by the Company or any Company Subsidiary or any of their predecessors in interest, there were no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property during or prior to the Company's or any Company Subsidiary's ownership or operation of such real property that would, individually or in the aggregate, result in a Company Material Adverse Effect.

                   (viii) Neither the Company nor any Company Subsidiary has entered into any written agreement or incurred any material legal or monetary obligation to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws, other than in each case exceptions which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                   (ix) Neither the Company nor any Company Subsidiary has disposed or arranged for the disposal of Hazardous Substances (or any waste or substance containing Hazardous Substances) at any location that is: (i) listed on the Federal National Priorities List ("NPL") or identified on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS"), each established pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.; (ii) listed on any state or foreign list of hazardous waste sites that is analogous to the NPL or CERCLIS; or
         (iii) has been subject to environmental investigation or remediation, other than, in each case, exceptions which would not, individually or in the aggregate, have a Company Material Adverse Effect.

            Section 4.22 INSURANCE. All material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and the Company Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Company Subsidiaries and their respective businesses and assets, and are in character and amount at least substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company and the Company Subsidiaries have made all payments required to maintain such policies in full force and effect. Neither the Company nor any Company Subsidiary has received notice of default under any such policies or received notice of any pending or threatened termination, cancellation, material coverage limitation or reduction or material increase in premium with respect to any such policies.

            Section 4.23 PROXY STATEMENT. The Proxy Statement will comply in all material respects with the provisions of applicable federal securities laws and, on the date first published or sent or given to the Company's shareholders and at the time of any meeting of the Company's shareholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to information furnished by Parent or Merger Sub in writing for inclusion in the Proxy Statement.

            Section 4.24 OPINION OF FINANCIAL ADVISOR. The Special Committee and the Company Board of Directors have received the written opinion, dated August 23, 2001, of Deutsche Banc Alex. Brown Inc., financial advisor to the Special Committee (the "Financial Advisor"), to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders other than the Shareholder is fair to such shareholders from a financial point of view, and a copy of such opinion shall be delivered to Parent and Merger Sub promptly after the date hereof. The Company has been authorized by the Financial Advisor to include such opinion in its entirety in the Proxy Statement.

            Section 4.25 BROKERS. No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. True and correct copies of all agreements between the Company and the Financial Advisor, including any fee arrangements, are included in Section 4.25 of the Company Disclosure Schedule.


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND MERGER SUB

            Parent and Merger Sub represent and warrant to the Company as follows:

            Section 5.1 ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental licenses, authorizations, permits, consents and approvals would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation by Parent or Merger Sub of any of the Transactions (a "Parent Material Adverse Affect").

            Section 5.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of each of Parent and Merger Sub and by Parent as the sole shareholder of Merger Sub, and no other corporate authority or approval on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            Section 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the provisions hereof will
(a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Parent or the certificate of incorporation or by-laws of Merger Sub, (b) require any material filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the BCL in connection with the Transactions, (iii) any filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any applicable competition, antitrust or investment laws of foreign jurisdictions, (iv) any filings with and notices to The New York Stock Exchange, Inc. as may be required in connection with this Agreement and the Transactions and (v) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws in connection with this Agreement and the Transactions), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound or (d) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their respective properties or assets, except in the case of clauses (b), (c) and (d) for any failures to make such filings and failures to obtain such permits, authorizations, consents or approvals and any such violations, breaches or defaults which would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation by Parent or Merger Sub of the Transactions.

            Section 5.4 INFORMATION IN THE PROXY STATEMENT. None of the information supplied by Parent or Merger Sub in writing (including electronically) expressly for inclusion in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            Section 5.5 BROKERS. No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

            Section 5.6 FINANCING. Either Parent or Merger Sub has available and has reserved, or has received written commitments from third-party lenders to obtain, sufficient funds to consummate the Transactions, including the payment in full of (a) the Merger Consideration, (b) the amounts payable under Sections 3.5, 3.6 and 3.7 hereof and (c) all indebtedness (including principal, accrued interest, prepayment fees and other charges) of the Company outstanding on the date of this Agreement.

            Section 5.7 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the Merger and the other Transactions and has engaged in no business other than in connection with the Merger and the other Transactions. Merger Sub is a wholly-owned Subsidiary of Parent.


                                 ARTICLE VI

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

            Section 6.1 CONDUCT OF BUSINESS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement or (ii) as Parent may consent in writing during the period from the date of this Agreement to the Effective Time:

               (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice, and each of the Company and the Company Subsidiaries shall use its reasonable efforts to preserve its present business organization intact and maintain good relations with customers, suppliers, employees, independent contractors, dealers, distributors and other Persons with whom the Company or any Company Subsidiary has significant business relations, in each case consistent with past practice;

               (b) the Company shall not, directly or indirectly, (i) except (A) upon exercise of the Options pursuant to the Option Plans outstanding on the date hereof, (B) for the issuance of shares of Company Common Stock upon exercise of any Warrant pursuant to the terms of such Warrant, (C) for the issuance of shares of Company Common Stock upon conversion of the Convertible Note in accordance with the terms thereof and
(D) for the issuance of shares of Company Common Stock upon conversion of Company Preferred Stock outstanding on the date hereof pursuant to the Company Organizational Documents, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury shares of the Company or any capital stock of any Company Subsidiary beneficially owned by it, (ii) amend its certificate of incorporation or by-laws or permit the amendment of any Subsidiary Organizational Documents or (iii) split, combine or reclassify any outstanding shares of the Company;

               (c) neither the Company nor any Company Subsidiary shall:
(i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except, in the case of the Company, for quarterly dividends (including any accrued and unpaid quarterly dividends) to the extent provided for in, and in an amount not to exceed that required by, the Company's certificate of incorporation with respect to the Company Preferred Stock, provided that in no event shall any such dividend accrue or have accrued or become payable at a rate in excess of (A) $4.00 per share at an annual rate in the case of the Series D Preferred Stock and (B) $4.50 per share at an annual rate in the case of the Series B Preferred Stock and the Series C Preferred Stock, and provided further that the record date for any such dividend shall in no event be earlier than 10 days prior to the date on which such dividend is payable; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire, any shares of capital stock of, the Company or any Company Subsidiary, other than shares of Company Common Stock reserved for issuance on the date hereof pursuant to (A) the exercise of the Warrants and Options outstanding on the date hereof and (B) conversion of the Convertible Note and shares of Company Preferred Stock outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, or incur or modify any material indebtedness or other liability, other than in the ordinary course of business consistent with past practice; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock, or any instrument which includes a right to acquire such shares, except for purchases, redemptions and acquisitions in connection with and in accordance with the Option Plans;

               (d) except as set forth in Section 6.1(d) of the Company Disclosure Schedule (or as required by applicable law with respect to an employee benefit plan), neither the Company nor any Company Subsidiary shall change the compensation or benefits payable or to become payable to any of its officers, directors or employees (other than increases in wages to employees who are not directors or affiliates, in the ordinary course of business consistent with past practice), enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees or affiliates or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise, other than such actions taken in the ordinary course of business consistent with past practice;

               (e) neither the Company nor any Company Subsidiary shall pay or arrange for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or make any arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except for payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Company director, officer or employee, whether past or present; or, except as required by applicable law, amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (f) the Company will not modify, amend or terminate any of the Listed Company Agreements in any material respect, and neither the Company nor any Company Subsidiary shall waive, release or assign any material rights or claims under any of the Listed Company Agreements;

               (g) neither the Company nor any Company Subsidiary will fail to promptly notify Parent if the Company or any Company Subsidiary receives notice that any material insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payee is to be cancelled or terminated;

               (h) neither the Company nor any Company Subsidiary will (i) incur or assume any long-term indebtedness or any short-term indebtedness (which shall not include trade payables), except for (A) short-term indebtedness for working capital in the ordinary course of business not to exceed $100,000 in the aggregate and (B) indebtedness incurred under credit facilities existing on the date hereof and included in the Listed Company Agreements, not exceeding $500,000 in the aggregate and entered into in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in an immaterial amount; (iii) make any loans, advances or capital contributions to, or investments in, any other Person other than in an immaterial amount; (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; or (v) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

               (i) except as required by law or any such agreement neither the Company nor any Company Subsidiary shall enter into or modify any collective bargaining agreement or similar agreement or any successor collective bargaining agreement to any collective bargaining agreement;

               (j) neither the Company nor any Company Subsidiary shall fail to timely and properly file, or timely and properly file requests for extensions to file, all federal, state, local and foreign Tax returns which are required to be filed, and pay or make provision for the payment of all Taxes owed by them;

               (k) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it except for such changes required by GAAP or (ii) make any Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method, enter into any closing agreement or settle any material claim or assessment relating to Taxes or consent to any material claim or assessment relating to Taxes or any waiver of the statute of limitations for any such material claim or assessment;

               (l) neither the Company nor any Company Subsidiary will pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such material claims, liabilities or obligations in the ordinary course of business consistent with past practice, or of material claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

               (m) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

               (n) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at or prior to the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

               (o) neither the Company nor any Company Subsidiary shall make any capital expenditure which is not in all material respects in accordance with the annual budget for the fiscal year 2001, a true and correct copy of which has been delivered to Parent; and

               (p) neither the Company nor any Company Subsidiary will enter into any agreement, contract, binding commitment or binding arrangement to do any of the foregoing, or authorize, recommend, propose in writing or announce an intention to do any of the foregoing; provided, that this subsection (p) shall not be construed to prohibit the Company from seeking on a confidential basis and in good faith Parent's consent in writing as contemplated by the exception set forth in clause (ii) of this
Section 6.1.

Notwithstanding the foregoing, nothing in this Section 6.1 or any other provision of this Agreement shall prohibit any wholly-owned Company Subsidiary from paying cash dividends or making other cash distributions to the Company or any wholly-owned Company Subsidiary in the ordinary course of business consistent with the Company's cash management procedures.

            Section 6.2 NOTIFICATION OF ACQUISITION PROPOSALS. The Company shall promptly notify Parent if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case, in connection with an Acquisition Proposal (an "Acquisition Proposal Interest"), which notice shall identify the name of the Person indicating such Acquisition Proposal Interest and, to the extent then known, the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" means (a) any tender or exchange offer involving the Company, (b) any proposal for a merger, consolidation or other business combination involving the Company, (c) any proposal or offer to acquire in any manner any equity or voting debt securities of the Company which, if consummated, would result in any Person acquiring "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 10% or more of the outstanding combined voting power of the Company, (d) any proposal or offer to acquire in any manner 10% or more of the Company's consolidated assets (including shares of capital stock of the Company Subsidiaries), (e) any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or (f) any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than the Transactions.

            Section 6.3 NO SOLICITATION.

               (a) The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal and request the return of all information provided to any third party pursuant to a confidentiality agreement or otherwise in connection with such discussions, negotiations or communications. From the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants, affiliates or other agents (collectively, "Representatives") to directly or indirectly (i) initiate, solicit, encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or which may be reasonably likely to lead to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in any negotiations or discussions with, or provide any information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal.

               (b) Notwithstanding the foregoing, nothing contained in this
Section 6.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board of Directors (or the Special Committee) from (1) in the event of an unsolicited Acquisition Proposal, requesting all such information from and having such discussions with any Person in connection therewith as may be necessary for the Company Board of Directors (and the Special Committee) to inform themselves fully as to all material terms and conditions (including the price, structure, intended accounting and tax treatment, closing conditions, anticipated closing date, likelihood of consummation, creditworthiness of the intended purchaser and requisite regulatory approvals) of such Acquisition Proposal and providing all such material, non-public information or data with respect to the Company to such Person if (A) prior to providing such information or data and having any such discussions, the Company Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements relative to proposed transactions such as the Acquisition Proposal, as advised by outside legal counsel, and otherwise containing terms and provisions no less restrictive than those contained in the Confidentiality Agreement and (B) the Company Board of Directors (and the Special Committee) shall have determined, in good faith after consultation with outside legal counsel, that the failure to take such action, provide such information or data or have discussions for the purpose of becoming so fully informed would be inconsistent with its fiduciary duties under applicable law; provided that, after having determined in good faith, after consultation with outside legal counsel, that each of the Company Board of Directors and the Special Committee is fully informed with respect to the material terms and conditions of such Acquisition Proposal and the proponent thereof, neither the Company nor any of its Representatives shall be permitted to engage in any discussions with such Person that would violate this Section 6.3, or (2) (i) withdrawing, modifying, or qualifying (or publicly proposing to withdraw, modify, or qualify) the recommendation by the Company Board of Directors (and the Special Committee) to the Company's shareholders to vote in favor of the adoption of this Agreement; provided that the Company Board of Directors (and the Special Committee) shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (ii) making such other disclosure to the Company's shareholders as in the good faith judgment of the Company Board of Directors (and the Special Committee), after consultation with outside legal counsel, is necessary under applicable law.


                                ARTICLE VII

                           ADDITIONAL AGREEMENTS

           Section 7.1 SPECIAL MEETING; PROXY STATEMENT; ADOPTION OF AGREEMENT.

               (a) The Company shall:

                   (i) as promptly as practicable following the execution and delivery of this Agreement, establish a record date in accordance with the Company Organizational Documents and the BCL (the "Record Date") and duly call, give notice of, convene and hold a special meeting of the Company's shareholders (together with all adjournments or postponements thereof, the "Special Meeting") as soon as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger;

                   (ii)as promptly as practicable following the date hereof, prepare and cause to be filed with the SEC a preliminary Proxy Statement relating to the matters to be submitted to the Company's shareholders at the Special Meeting. The Company shall use its reasonable best efforts to have the Proxy Statement "cleared" by the SEC's staff and, as promptly as practicable thereafter, cause the Proxy Statement, in definitive form, to be mailed to the Company's shareholders in accordance with Regulation 14A under the Exchange Act, the Company Organizational Documents and the BCL. As promptly as practicable after receipt thereof, the Company shall provide Parent with copies of all written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC's staff. The Company shall provide Parent with a reasonable opportunity to review and comment on all proposed amendments and supplements to the Proxy Statement prior to filing the same with the SEC, and will provide Parent with a true and complete copy of all such filings made with the SEC;

                   (iii) include in the Proxy Statement (A) the opinion of the Financial Advisor referred to in Section 4.24 and (B) the recommendation of the Company Board of Directors (and the Special Committee) that shareholders of the Company vote in favor of the adoption of this Agreement (the "Company Recommendation"), unless, in the case of the foregoing clause (B), in the good-faith judgment of the Company Board of Directors (and the Special Committee), after consultation with outside legal counsel, the inclusion of the Company Recommendation would be inconsistent with its fiduciary duties under applicable law; and

                   (iv) use all reasonable efforts to solicit from shareholders proxies in favor of the adoption of this Agreement and take all actions reasonably necessary or, in the reasonable opinion of Parent, advisable to secure the approval of shareholders required by the BCL, the Company Organizational Documents and any other applicable law to effect the Merger.

               (b) Parent shall furnish all information concerning it as may reasonably be requested by the Company in connection with the actions required to be taken by the Company under Section 7.1(a)(ii) and the preparation and filing of the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement "cleared" by the SEC's staff. Parent shall vote any shares of the Company beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) to vote or cause to be voted, in favor of the adoption of this Agreement and approval of the Merger at the Special Meeting.

            Section 7.2 REASONABLE BEST EFFORTS; CONSENTS AND APPROVALS.

               (a) Each of the parties hereto agrees to use all reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions; provided that nothing contained in this Section 7.2 shall require any party to waive or exercise any right hereunder which is waivable or exercisable in the sole discretion of such party.

               (b) Each of Parent, Merger Sub and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act or any comparable laws of foreign jurisdictions and in connection with approvals of, filings with and inquiries or requests from any Governmental Entity); shall promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions; and shall not take any action that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Each of the Company, Parent and Merger Sub shall, and shall cause respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act or any comparable laws of foreign jurisdictions, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent's or the Company's freedom of action with respect to, or their ability to retain, the Company or any portions thereof or any of the businesses, product lines, properties or assets of the Company or Parent.

               (c) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its commercially reasonable efforts to effect such transfers.

            Section 7.3 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company of any material failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

            Section 7.4 ACCESS; CONFIDENTIALITY. From the date hereof until the Effective Time, upon reasonable notice and subject to the terms of the Mutual Confidentiality Agreement, dated August 8, 2000, between Parent and the Company (the "Confidentiality Agreement"), the Company shall (and shall cause each Company Subsidiary to) afford the officers, employees, accountants, counsel, financing sources and other representatives of Parent and Merger Sub reasonable access, during normal business hours, to all of its properties, books, contracts, commitments and records (including but not limited to Tax Returns). Without limitation as to the foregoing, until the Effective Time, the Company shall (and shall cause each Company subsidiary to) afford Parent, Merger Sub and their respective representatives such access to any site located on the Real Property as may reasonably be requested by Parent or Merger Sub for the purpose of conducting Phase I environmental assessments. During the period from the date hereof until the Effective Time, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Parent and Merger Sub all information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws.

                  Section 7.5 Publicity. Each of Parent and the Company shall consult with the other and agree upon the initial press release with respect to the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue any press release or other announcement with respect to any of the Transactions or this Agreement (including pursuant to Rule 14a-12 under the Exchange Act) without the prior consultation of the other party, except as such party believes, after consultation with outside counsel, may be required by law, by any listing agreement with or listing rules of a national securities exchange or by the rules of the Nasdaq Stock Market or any U.S. inter-dealer quotation system of a registered national securities association, provided, however, that each party shall provide, to the extent practicable, notice to and shall consult with the other party prior to issuing any such press release or other announcement.

            Section 7.6 INSURANCE AND INDEMNIFICATION. (a) Parent agrees that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Effective Time (including for acts or omissions of directors occurring prior to the Effective Time in connection with the adoption of this Agreement and the approval of the Transactions) now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries, and their respective heirs and representatives (each an "Indemnified Party"), provided in the Company Organizational Documents or Subsidiary Organizational Documents and any indemnification agreements or arrangements of the Company and the Company Subsidiaries or as to the fullest extent permitted by law shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time. Parent shall cause to be included and to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and by-laws, during such six-year period following the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers and directors and advancement of expenses which are, in the aggregate, no less advantageous to the Indemnified Parties than the corresponding provisions contained in the Company Organizational Documents.

               (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than three years after the Effective Time; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided further, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use reasonable best efforts to obtain substantially similar D&O Insurance or, if not obtainable, Parent shall obtain as much D&O Insurance as can be obtained for an annual premium not in excess of 200% of the average of the premiums paid by the Company in 1998, 1999 and 2000 for D&O Insurance (the "Average Premium"); provided further, however, that in no event shall Parent be required to pay annual premiums for insurance under this Section 7.6(b) in excess of 200% of the Average Premium; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 7.6(b) for such annual premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 200% of the Average Premium. The premium for D&O Insurance for the 12-month period ending May 2002 is set forth on Section 7.6(b) of the Company Disclosure Schedule.

            Section 7.7 DETERMINATION LETTERS; MULTIEMPLOYER PLANS.

               (a) As promptly as practicable following the execution and delivery of this Agreement, with respect to each ERISA Plan set forth on
Schedule 4.11(j) of the Company Disclosure Schedule, the Company shall apply (but in no event later than the expiration of the remedial amendment period for such ERISA Plan under Section 401(b) of the Code) for a determination letter from the IRS stating that such ERISA Plan is qualified within the meaning of Section 401(a) of the Code.

               (b) Prior to the Effective Time, the Company shall deliver to Parent a letter from the board of trustees of each Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA, dated not more than thirty (30) days before the date of this Agreement, to the effect that there is no unfunded liability with respect to the Company's participation in such Plan and stating that neither the Company nor any Company Subsidiary would have any withdrawal liability upon a "complete withdrawal" from such plan (within the meaning of Section 4203 of ERISA) if such withdrawal occurred as of the date of such letter.

            Section 7.8 EMPLOYMENT AND BENEFIT ARRANGEMENTS.

               (a) For a one-year period following the Effective Time, Parent shall cause the Surviving Corporation to continue to provide those employees of the Surviving Corporation at the Effective Time (the "Employees"), so long as they remain employees of the Surviving Corporation, with benefits that are, in the aggregate, no less favorable to such Employees as are the benefits of the Company provided to such Employees immediately prior to the Effective Time. The foregoing sentence shall not apply to severance benefits, and the Surviving Corporation shall not be required to maintain any particular level of severance benefits.

               (b) For purposes of vesting and eligibility, Parent and the Surviving Corporation shall, with respect to each benefit required to be provided under the terms of this Section 7.8, credit each Employee with all service credited to such Employee under the Company's corresponding plan, policy, program or arrangement applicable to such Employee as of the Effective Time.

               (c) Parent and the Surviving Corporation shall credit each Employee with any vacation and sick days accrued as of the Effective Time in accordance with the terms of the Company's vacation and sick day policies in effect as of such date.

               (d) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, waive any pre-existing condition limitations and credit any deductibles and out-of-pocket expenses that are applicable and/or covered under the Benefit Plans providing health and dental and similar benefits and are incurred by the Employees and their beneficiaries during the portion of the calendar year prior to participation (if applicable) in the benefit plans provided by Parent or the Subsidiaries of Parent (other than the Surviving Corporation).

               (e) The provisions of this Section 7.8 are not intended to create rights of third party beneficiaries.

               (f) Notwithstanding anything contained herein to the contrary, nothing in this Section 7.8 shall be deemed to be a commitment on the part of Parent or the Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this
Section 7.8, nothing herein shall be deemed to prevent Parent or the Surviving Corporation from amending or terminating any benefit plan or arrangement in accordance with its terms.

            Section 7.9 TRANSFER OF CERTAIN INTELLECTUAL PROPERTY. The Company shall use its best efforts to cause all right, title and interest to any Intellectual Property listed in Section 4.15(b) of the Company Disclosure Schedule for which the Company or a Company Subsidiary is not listed as the record owner or which is subject to an Encumbrance (other than an Encumbrance pursuant to an agreement referenced in Section 4.14(a) of the Company Disclosure Schedule) to be assigned, transferred, conveyed and delivered, free and clear of such Encumbrances, to Parent, a wholly-owned Subsidiary of Parent, the Company or a Company Subsidiary and to cause such right, title and interest to be vested in Parent, the Company or such Subsidiary, as the case may be, at the Effective Time.

            Section 7.10 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall enforce and shall not terminate, amend, modify or waive any standstill provision of any confidentiality or standstill agreement between the Company and other parties entered into prior to the date hereof.

            Section 7.11 TAKEOVER LAWS. If any "fair price,"
"moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to any of the Transactions or to the Company, then the Company and the Company Board of Directors shall use all reasonable best efforts to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions.


                                ARTICLE VIII

                                 CONDITIONS

            Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, to the extent permitted by applicable law, at or prior to the Effective Time, of each of the following conditions:

               (a) This Agreement shall have been adopted by the requisite vote of the shareholders of the Company in accordance with the Company Organizational Documents and the BCL;

               (b) No statute, law, rule or regulation shall be in effect or have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger; and

               (c) The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

            Section 8.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is subject to satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

               (a) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Effective Time, as if made at and as of such time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.

               (b) Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it at or prior to the Effective Time under this Agreement.

               (c) The Company shall have received a certificate, dated as of the Effective Time, signed by a senior executive officer or senior financial officer of Parent, to the effect that the conditions set forth in
Section 8.2(a) and Section 8.2(b) have been satisfied.

            Section 8.3 CONDITIONS TO PARENT'S AND MERGER SUB'S
OBLIGATIONS TO EFFECT THE MERGER. The obligation of each of Parent and Merger Sub to effect the Merger is subject to satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

               (a) Each of the representations and warranties of the Company set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct both as of the date of this Agreement and as of the Effective Time, as if made at and as of such time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (b) The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Effective Time under this Agreement.

               (c) Parent shall have received a certificate, dated as of the Effective Time, signed by the chief executive officer or chief financial officer of the Company, to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(i) have been satisfied.

               (d) There shall not be pending any action or proceeding by any Governmental Entity that has reasonable likelihood of success seeking
(x) to make illegal or to prohibit the consummation of the Merger, (y) to restrain or prohibit Parent's (including its affiliates') ownership or operation of all or any material portion of the business or assets of the Surviving Corporation or the Company, or to compel Parent or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or the Company or (z) to impose or confirm material limitations on the ability of Parent or any of its affiliates to effectively control the business or operations of the Surviving Corporation or the Company, and no court, arbitrator or Governmental Entity shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (x) through (z); provided, however, that Parent and the Company shall use their reasonable efforts to have any such judgment, order, decree or injunction vacated.

               (e) The Shareholder's Agreement shall be in full force and effect and the Shareholder shall be in compliance with the terms thereof.

               (f) The employment agreement between Michael H. Dunn and Parent, executed and delivered on the date hereof, shall be in full force and effect, with effect as of the Effective Time; Mr. Dunn shall be serving as the Company's chief executive officer; and Mr. Dunn shall not be subject to any disability or other condition that would materially impair the fulfillment of his responsibilities as chief executive officer of the Surviving Corporation in a manner and to an extent consistent with the performance of his duties as chief executive officer of the Company prior to the date of this Agreement and after December 31, 2000.

               (g) Each of the employment agreements listed in Section 8.3(g) of the Company Disclosure Schedule, as amended on the date hereof, shall be in full force and effect.

               (h) The Company shall have provided (or caused to be provided) to Parent a duly executed certificate, in form and substance reasonably satisfactory to Parent, to the effect that Parent is not required to withhold from any of the Merger Consideration under section 1445 of the Code (a "FIRPTA Certificate"). Notwithstanding any provision of this Agreement to the contrary, if Parent does not receive a FIRPTA Certificate prior to the Closing, Parent may waive the condition set forth in this Section 8.3(h) and withhold from the Merger Consideration in accordance with the requirements of section 1445 of the Code.

               (i) All material authorizations, consents and approvals required to be made or obtained prior to the Effective Time by each party hereto from any Governmental Entity or other Person in connection with the execution and delivery of this Agreement and the consummation of the Transactions shall have been made or obtained.

               (j) Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.


                                 ARTICLE IX

                                TERMINATION

            Section 9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement by holders of shares of the Company):

               (a) by the mutual written consent of Parent and the Company;

               (b) by either Parent or the Company if:

                   (i) any statute, law, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, or there shall be an order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger, and such order or injunction shall have become final and nonappealable;

                   (ii) the Merger shall not have been consummated by 5:30 p.m., Eastern time on January 3, 2002 (the "Termination Date"), provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Merger to occur on or before the Termination Date; or

                   (iii) this Agreement shall not have been adopted by the requisite vote of the Company's shareholders at the Special Meeting;

               (c) by Parent if:

                   (i) the representations and warranties of the Company contained in this Agreement shall not be true and correct such that the condition set forth in Section 8.3(a) cannot be satisfied on or before the Termination Date;

                   (ii) the Company shall have failed to perform in any material respect any obligation required to be performed by it at or prior to the Effective Time under this Agreement, which failure to perform has not been cured within 30 days following receipt by the Company of notice of such failure to perform from Parent or Merger Sub; or

                   (iii) the Company Board of Directors (or the Special Committee) at any time after the date of this Agreement shall have publicly announced that it has withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub, the Company Recommendation (or shall have resolved to do so), irrespective of whether permitted by the express terms of this Agreement; or

               (d) by the Company if:

                   (i) the representations and warranties of Parent or Merger Sub contained in this Agreement shall not be true and correct such that the condition set forth in Section 8.2(a) cannot be satisfied on or before the Termination Date; or

                   (ii) Parent or Merger Sub shall have failed to perform in any material respect any obligation required to be performed by it at or prior to the Effective Time under this Agreement, which failure to perform has not been cured within 30 days following receipt by Parent of notice of such failure to perform from the Company.

            Section 9.2 EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement as provided in Section 9.1, notice thereof shall forthwith be given to the other party or parties in accordance with
Section 10.4, and this Agreement shall forthwith become null and void (except for this Section 9.2 and Sections 10.3, 10.4, 10.5, 10.6, 10.8,
10.11 and 10.12, which shall survive such termination) and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in this Section 9.2, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

               (b) Provided that neither Parent nor Merger Sub is then in material breach of this Agreement, if

                   (i) (A) the Company shall have terminated this Agreement pursuant to Section 9.1(b)(ii) without the Special Meeting having occurred or pursuant to Section 9.1(b)(iii) or (B) Parent shall have terminated this Agreement pursuant to Section 9.1(b)(iii) or 9.1(c)(iii); and

                   (ii)(A) prior to the time of any such termination there shall have been received by the Company, and there shall continue to be outstanding at the time of termination, an Acquisition Proposal which has been publicly announced and (B) within 12 months following such termination, a definitive agreement with respect to an Acquisition Proposal shall have been entered into by the Company, then the Company shall pay to Parent (by wire transfer of immediately available funds to such account as Parent may designate in writing to the Company), on the second business day next following the date such definitive agreement is executed and delivered, $2,650,000 in cash. It is expressly agreed that the amounts to be paid pursuant to this Section 9.2(b), if any, constitute liquidated damages negotiated at arm's length and do not constitute, and are not intended by the parties to operate as, a penalty.


                                 ARTICLE X

                               MISCELLANEOUS

            Section 10.1 AMENDMENT AND MODIFICATION. Subject to the provisions of Section 10.14, this Agreement may be amended, modified and supplemented by the parties hereto, whether before or after any approval by the shareholders of the Company of the matters presented in connection with this Agreement and the Merger, provided, however, that after any such approval and the adoption of this Agreement by the shareholders, no amendment shall be made which by law or in accordance with the rules of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 10.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time; provided, that this Section 10.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

            Section 10.3 EXPENSES. All fees, costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees, costs and expenses except that any transfer, stamp or similar taxes shall be borne by Parent.

            Section 10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, upon confirmation of receipt if telecopied or transmitted via facsimile machine, on the first business day following the date of dispatch if sent by a nationally recognized overnight courier service, such as Federal Express or on the fifth business day next following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or Merger Sub, to:

                   Steelcase Inc.
                   901 - 44th Street, S.E.
                   Grand Rapids, Michigan 49508
                   Telephone: (616) 246-9600
                   Facsimile: (616) 248-7010
                   Attention: Chief Legal Officer

                   with a copy (which shall not constitute notice pursuant to this Section 10.4) to:

                   Skadden, Arps, Slate, Meagher & Flom
                   (Illinois)
                   333 West Wacker Drive
                   Chicago, Illinois 60606
                   Telephone: (312) 407-0700
                   Facsimile: (312) 407-0411
                   Attention:  Charles W. Mulaney, Jr., Esq.

               (b) if to the Special Committee of the Company Board of Directors, to:

                   Greenberg Traurig, LLP
                   The Met Life Building
                   200 Park Avenue
                   New York, New York  10166
                   Telephone:  (212) 801-9200
                   Facsimile:  (212) 801-6400
                   Attention: Clifford E. Neimeth, Esq.

               (c) if to the Company, to:

                   PolyVision Corporation
                   4888 S. Old Peachtree Rd.
                   Norcross, Georgia 30071
                   Telephone: (770) 447-5043
                   Facsimile. (770) 446-5951
                   Attention: Michael H. Dunn,
                        President and Chief Executive Officer

                   with a copy (which shall not constitute
                   notice pursuant to
                   this Section 10.4) to:

                   Greenberg Traurig, LLP
                   The Met Life Building
                   200 Park Avenue
                   New York, New York 10166
                   Telephone: (212) 801-9200
                   Facsimile: (212) 801-6400
                   Attention: Spencer G. Feldman
                                Clifford E. Neimeth, Esq.

                   and

               (d) if to the Shareholder, to:

                   The Alpine Group, Inc.
                   1790 Broadway
                   New York, New York 10019
                   Telephone: (212) 757-3333
                   Facsimile: (212) 757-3423
                   Attention: Corporate Secretary

                   with a copy (which shall not constitute
                   notice pursuant to this Section 10.4)
                   to:

                   Proskauer Rose LLP
                   1585 Broadway
                   New York, New York 10036
                   Telephone: (212) 969-3000
                   Facsimile: (212) 969-2900
                   Attention: Ronald R. Papa, Esq.

All notices to the Company pursuant to this Agreement simultaneously shall be delivered to the Special Committee and the Shareholder in the manner provided above.

            Section 10.5 INTERPRETATION. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless specifically otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neutral genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including in the case of agreements or instruments by waiver or consent, and in the case of statutes, by comparable successor statutes, and references to all attachments thereto and instruments incorporated therein. Each of the parties hereto has participated in the drafting and negotiation of this Agreement such that if any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it was drafted by all of the parties hereto, collectively, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the intended meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

            Section 10.6 JURISDICTION. Each of Parent, Merger Sub and the Company hereby expressly and irrevocably submits, with respect to any legal action or proceeding arising out of or in connection with this Agreement or the Transactions, to the non- exclusive personal jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of any other competent court of the State of New York (collectively, the "New York Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the Transactions and agrees not to commence any litigation relating to the foregoing except in such courts. Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the Transactions to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the New York Courts in any other court or jurisdiction.

            Section 10.7 SERVICE OF PROCESS. Each of Parent, Merger Sub and the Company irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 10.6 hereof in any legal action or proceeding arising out of or in connection with this Agreement or the Transactions by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

            Section 10.8 SPECIFIC PERFORMANCE. Each of Parent, Merger Sub and the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 10.6 hereof.

            Section 10.9 COUNTERPARTS. This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

            Section 10.10 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Shareholder's Agreement and the Confidentiality
Agreement:

               (a) constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

               (b) except as provided in Section 7.6, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            Section 10.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

            Section 10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal (procedural and substantive) laws of the State of New York without giving effect to the principles of conflicts of law thereof.

            Section 10.13 ASSIGNMENT. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and permitted assigns.

               Section 10.14 SPECIAL COMMITTEE ENFORCEMENT. Until the Effective Time, all action to be taken by the Company to enforce, waive compliance with or amend or modify the terms and conditions of this Agreement shall require the approval of the Special Committee.

                         [Signature page follows.]





            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                 STEELCASE INC.


                                 By  /s/ James P. Keane
                                   ----------------------------
                                   Name:  James P. Keane
                                   Title: Senior Vice President,
                                          Chief Financal Officer



                                 PV ACQUISITION, INC.


                                 By /s/ James P. Keane
                                   ----------------------------
                                   Name:  James P. Keane
                                   Title: Treasurer



                                 POLYVISION CORPORATION


                                 By /s/ Michael H. Dunn
                                   ----------------------------
                                   Name:  Michael H. Dunn
                                   Title: President and Chief Executive Officer






                                  ANNEX A



                                               Class or
                     Designation and number    series of     Class or series of
Name of constituent  of shares in each class   shares        shares entitled to
corporation in the   or series outstanding as  entitled to   vote as a class or
Merger               of August 24, 2001        vote          series
------------------   ------------------------  -----------   ------------------

PolyVision           Common Stock, par value   Common Stock
Corporation          $.001 per share;
                     14,168,527(1)

                     Series B Preferred, par   Series B      Series B Preferred
                     value $.01 per share;     Preferred
                     255,000(2)

                     Series C Preferred, par   Series C      Series C Preferred
                     value $.01 per share;     Preferred
                     140,000(2)

                     Series D Preferred, par
                     value $.01 per share;
                     120,000(2)

PV Acquisition,      Common Stock, par value   Common Stock
Inc.                 $.01 per share; 100(3)

------------------------------


(1) Subject to change prior to the Effective Time in the event of the conversion or exercise of securities convertible into or exercisable for Common Stock and otherwise in accordance with the Merger Agreement, the certificate of incorporation and by-laws of PolyVision Corporation and the BCL.

(2) Subject to change prior to the Effective Time in the event of conversion into Common Stock and otherwise in accordance with the Merger Agreement, the certificate of incorporation and by-laws of PolyVision Corporation and the BCL.

(3) Subject to change prior to the Effective Time in accordance with the certificate of incorporation and by-laws of PV Acquisition, Inc. and the BCL.